SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              -------------------

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                 April 14, 2000



Commission      Registrant, State of Incorporation,         I.R.S. Employer
File Number     Address and Telephone Number                Identification No.
-----------     -----------------------------------         ------------------

1-6047          GPU, Inc.                                       13-5516989
                (a Pennsylvania corporation)
                300 Madison Avenue
                Morristown, New Jersey 07962-1911
                Telephone (973) 401-8200

ITEM 5.     OTHER EVENTS.
            ------------

     As previously reported, on December 21, 1999, GPU, Inc. ("the Company") and its wholly-owned subsidiary, GPX Acquisition Corp. ("Acquisition Corp."), entered into an Agreement and Plan of Merger ("Agreement") with MYR Group Inc. ("MYR"), under which, among other things, Acquisition Corp. agreed to acquire all of the issued and outstanding shares of MYR for $30.10 per share, or approximately $215 million. Thereafter, as provided in the Agreement, the Company and Acquisition Corp. commenced a cash Tender Offer to acquire MYR's common stock.

      On April 14, 2000, the Securities and Exchange Commission issued an Order under the Public Utility Holding Company Act of 1935 authorizing GPU's and Acquisition Corp.'s acquisition of MYR. All other conditions precedent to the Tender Offer had been previously satisfied. Accordingly, at 6:00 p.m. on April 14, 2000, the Tender Offer expired in accordance with its terms, and on April 17, 2000, Acquisition Corp. accepted the approximately 93% of MYR's shares which had been validly tendered.

     The Company expects to complete the merger of MYR with and into Acquisition Corp. before the end of April.

      A copy of GPU's related news release is annexed as an exhibit.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
            ------------------------------------------------------------------

      (c)   Exhibit

            1.    GPU News Release, dated April 14, 2000.

                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                              GPU, INC.



                              By:  /s/ T. G. Howson
                                   -------------------------------
                                    T. G. Howson, Vice President
                                    and Treasurer


Date:   April 18, 2000